UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	333 - 96209	93-1282171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

503 Airport Road, Medford, Oregon	97501
Address of Principal Executive Office	Zip Code

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
On January 4, 2005, the Registrant issued a press release announcing the completion of an offering of $15 million of trust preferred securities. A copy of the press release is attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1 Press Release

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)

Date: January 4, 2005	By: /s/ Tom Anderson
Tom Anderson, Chief Financial Officer

EXHIBIT 99.1

Press Release

Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Executive Vice President	Senior Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

     PREMIERWEST BANCORP ISSUES
$15 MILLION IN TRUST PREFERRED SECURITIES
TO FUND FUTURE GROWTH

Medford, OR - January 4, 2005 - PremierWest Bancorp (NASDAQ - PRWT) announced that it completed the issuance of $15 million in trust preferred securities on December 30, 2004. Under the terms of the pooled transactions, the securities have a maturity of 30 years and are redeemable without penalty after five years. The securities bear a fixed rate of 5.65% for the first five years and will reset quarterly thereafter at a competitive spread over the three month LIBOR rate.

John Anhorn, President & Chief Executive Officer stated "The proceeds of this transaction are expected to qualify as Tier I capital for regulatory purposes, and will be used to fund the Company's growth". Anhorn further stated "market share growth during 2004 has been in line with our expectations and we continue to be excited about the prospects for 2005. Developing core relationships with new customers and strengthening existing relationships has been our primary focus during 2004 and is an integral component of our strategy as we move forward. During 2005 we expect to open a minimum of three new full service banking facilities introducing PremierWest to new markets contiguous to our existing geographical footprint".

Tom Anderson, Senior Vice President & Chief Financial Officer stated "Earnings for the fourth quarter and full year 2004 are expected to be released during the third week of January". Anderson further stated "2004 full year earnings are expected to be at the high end of guidance given for 2004".

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

Additionally, PremierWest offers expanded banking related services through our two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon. PremierWest Investment Services operates in all of the bank's community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission ("SEC"). Risks that may cause our results to differ materially and adversely from management's expectations discussed here are general economic conditions in our market area and broader economic changes regionally and nationally, as well as the effect of bank regulatory changes. PremierWest undertakes no obligation to update any forward-looking statements contained herein.